Exhibit 2

NISSIN CO., LTD.(8571)
Monthly Data for December 2003

The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

Number of accounts and loans receivable

Month-end number of accounts

	4/30/2003	5/31/2003	6/30/2003	7/31/2003	8/31/2003	9/30/2003	10/31/2003	11/30/2003	12/31/2003	1/31/2004	2/28/2004	3/31/2004

Consumer loans + VIP loans	105,548	104,272	103,118	102,040	101,363	96,224	95,645	95,068	94,142
Consumer loans	93,925	92,501	91,177	89,949	89,081	83,992	83,303	82,594	81,508
VIP loans	11,623	11,771	11,941	12,091	12,282	12,232	12,342	12,474	12,634
Wide loans	36,654	36,876	36,905	36,795	36,774	36,336	36,238	36,130	35,930
Small business owner loans + Business Timely loans	38,291	38,697	39,115	39,608	40,035	39,641	39,995	40,308	40,750
Small business owner loans	23,735	24,018	24,281	24,506	24,638	24,407	24,557	24,671	24,901
Business Timely loans	14,556	14,679	14,834	15,102	15,397	15,234	15,438	15,637	15,849
Secured loans	308	307	301	293	294	284	280	275	274
Notes receivable	26	28	18	42	64	76	101	115	138

Total number of accounts	180,827	180,180	179,457	178,778	178,530	172,561	172,259	171,896	171,234

Month-end loans receivable

									(amounts in thousands of yen)
	4/30/2003	5/31/2003	6/30/2003	7/31/2003	8/31/2003	9/30/2003	10/31/2003	11/30/2003	12/31/2003	1/31/2004	2/28/2004	3/31/2004

Consumer loans+VIP loans	40,596,020	40,268,778	39,889,333	39,543,543	39,411,040	37,797,051	37,618,932	37,477,827	37,181,044
Consumer loans	30,889,062	30,452,714	29,963,871	29,511,733	29,242,186	27,668,436	27,399,716	27,165,856	26,774,190
VIP loans	9,706,957	9,816,063	9,925,462	10,031,809	10,168,854	10,128,615	10,219,216	10,311,970	10,406,854
Wide loans	64,029,194	64,107,607	63,709,664	63,076,338	62,764,011	61,686,941	61,245,833	60,630,457	59,848,671
Small business owner loans + Business Timely loans	71,679,353	72,262,394	72,648,648	72,924,617	73,288,872	72,301,179	74,240,269	74,680,747	76,097,601
Small business owner loans	54,377,417	54,883,486	55,168,041	55,247,042	55,326,638	54,600,144	56,343,807	56,562,894	57,758,586
Business Timely loans	17,301,936	17,378,907	17,480,606	17,677,574	17,962,234	17,701,034	17,896,462	18,117,853	18,339,014
Secured loans	1,557,641	1,543,030	1,508,342	1,471,605	1,496,823	1,526,469	1,481,220	1,481,835	1,608,921
Notes receivable	14,218	16,245	11,045	130,538	184,124	216,585	250,139	277,751	294,076

Total loans receivable	177,876,428	178,198,056	177,767,034	177,146,642	177,144,873	173,528,227	174,836,396	174,548,619	175,030,315

* Bankrupt and delinquent loans receivable, expected loan charge-offs at the end of June and December are included in the total balance of loans receivable.

Trend in the number of applications, number of approvals and approval ratio by product

	Apr-03	May-03	Jun-03	Jul-03	Aug-03	Sep-03	Oct-03	Nov-03	Dec-03	Jan-04	Feb-04	Mar-04	Total

Consumer loans
Applications	2,735	3,010	3,372	3,118	2,773	2,840	2,766	2,424	2,420				25,458
Approvals	683	678	726	713	766	806	745	594	533				6,244
Approval ratio	24.97%	22.52%	21.53%	22.87%	27.62%	28.38%	26.93%	24.50%	22.02%				24.53%
VIP loans
Applications	238	285	307	310	281	272	253	250	317				2,513
Approvals	217	272	287	286	264	248	221	228	301				2,324
Approval ratio	91.18%	95.44%	93.49%	92.26%	93.95%	91.18%	87.35%	91.20%	94.95%				92.48%
Wide loans
Applications	1,022	1,169	929	864	787	903	826	602	681				7,783
Approvals	816	904	775	671	651	641	653	485	557				6,153
Approval ratio	79.84%	77.33%	83.42%	77.66%	82.72%	70.99%	79.06%	80.56%	81.79%				79.06%
Small business owner loans
Applications	660	675	661	640	515	477	549	431	633				5,241
Approvals	578	579	581	553	434	417	464	379	571				4,556
Approval ratio	87.58%	85.78%	87.90%	86.41%	84.27%	87.42%	84.52%	87.94%	90.21%				86.93%
Business Timely loans
Applications	1,136	1,253	1,666	1,655	1,544	1,454	1,422	1,236	3,484				14,850
Approvals	473	600	772	714	631	610	618	451	1,131				6,000
Approval ratio	41.64%	47.89%	46.34%	43.14%	40.87%	41.95%	43.46%	36.49%	32.46%				40.40%
Secured loans
Applications	5	5	10	1	7	10	7	9	16				70
Approvals	3	4	5	1	7	5	3	5	7				40
Approval ratio	60.00%	80.00%	50.00%	100.00%	100.00%	50.00%	42.86%	55.56%	43.75%				57.14%
Notes receivable
Applications	10	8	2	31	46	34	52	39	54				276
Approvals	5	8	2	31	26	25	49	33	49				228
Approval ratio	50.00%	100.00%	100.00%	100.00%	56.52%	73.53%	94.23%	84.62%	90.74%				82.61%

*1 The figures for Consumer loans do not include applications and approvals through tie-up companies.

*2 The number of approvals of Business Timely loans includes the number of approved cardholders, which includes credit lines with zero balances.

Delinquent loans by default days for the years ended December 31, 2001, 2002 and 2003

December 31, 2001											(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable

Consumer loans	2,211,098,383	4.73	464,519,876	0.99	368,962,241	0.79	484,656,159	1.04	1,318,138,276	2.82	46,699,795,751
Wide loans	2,708,586,968	5.09	364,219,178	0.68	254,394,446	0.48	694,063,069	1.30	1,312,676,693	2.47	53,246,691,517
Small business owner loans	2,493,585,145	7.07	324,352,881	0.92	225,853,329	0.64	670,585,177	1.90	1,220,791,387	3.46	35,262,978,397
Business Timely loans	424,352,388	2.82	111,935,243	0.74	68,778,685	0.46	124,925,004	0.83	305,638,932	2.03	15,061,413,940
Secured loans	235,387,119	15.89	8,533,502	0.58	8,637,527	0.58	150,520,242	10.16	167,691,271	11.32	1,481,362,637
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	13,815,827

Total	8,073,010,003	5.32	1,273,560,680	0.84	926,626,228	0.61	2,124,749,651	1.40	4,324,936,559	2.85	151,766,058,069

December 31, 2002											(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable

Consumer loans	2,698,174,312	6.20	519,428,930	1.19	410,085,376	0.94	551,929,257	1.27	1,481,443,563	3.41	43,501,477,792
Wide loans	4,303,604,813	6.87	367,103,846	0.59	323,558,669	0.52	950,027,133	1.52	1,640,689,648	2.62	62,639,246,209
Small business owner loans	4,322,048,865	8.49	282,037,848	0.55	358,916,895	0.71	1,036,858,035	2.04	1,677,812,778	3.30	50,884,194,830
Business Timely loans	785,143,346	4.44	160,244,656	0.91	145,536,432	0.82	202,132,357	1.14	507,913,445	2.87	17,686,758,697
Secured loans	339,552,633	29.51	16,802,521	1.46	42,741,648	3.72	193,093,503	16.78	252,637,672	21.96	1,150,458,309
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	19,418,602

Total	12,448,523,969	7.08	1,345,617,801	0.77	1,280,839,020	0.73	2,934,040,285	1.67	5,560,497,106	3.16	175,881,554,439

December 31, 2003											(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable

Consumer loans	2,060,032,296	5.54	427,308,168	1.15	326,730,773	0.88	418,633,315	1.13	1,172,672,256	3.15	37,181,044,651
Wide loans	5,093,594,750	8.51	486,138,793	0.81	378,152,970	0.63	1,521,499,254	2.54	2,385,791,017	3.99	59,848,671,339
Small business owner loans	5,526,316,433	9.57	515,249,403	0.89	451,110,235	0.78	1,648,245,056	2.85	2,614,604,694	4.53	57,758,586,397
Business Timely loans	944,044,960	5.15	168,564,803	0.92	165,791,601	0.90	269,724,196	1.47	604,080,600	3.29	18,339,014,917
Secured loans	241,465,745	15.01	10,893,474	0.68	5,676,133	0.35	156,579,556	9.73	173,149,163	10.76	1,608,921,600
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	294,076,400

Total	13,865,454,184	7.92	1,608,154,641	0.92	1,327,461,712	0.76	4,014,681,377	2.29	6,950,297,730	3.97	175,030,315,304

* The figures in “Total” loans do not include “1 day or more overdue” loans.

* Bankrupt and delinquent loans receivable, expected loan charge-offs at the end of June and December are included in the total balance of loans receivable.

Delinquent loans by default days for the month ended October 31, November 30 and December 31, 2003

October 31, 2003											(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable

Consumer loans	1,531,017,020	4.07	495,537,259	1.32	329,939,518	0.88	3,662,887	0.01	829,139,664	2.20	37,618,932,888
Wide loans	4,640,735,066	7.58	569,206,427	0.93	451,062,658	0.74	1,268,658,175	2.07	2,288,927,260	3.74	61,245,833,614
Small business owner loans	4,823,021,070	8.56	489,191,090	0.87	351,602,313	0.62	1,466,734,596	2.60	2,307,527,999	4.10	56,343,807,191
Business Timely loans	693,329,941	3.87	222,724,135	1.24	162,232,527	0.91	0	0.00	384,956,662	2.15	17,896,462,163
Secured loans	250,917,520	16.94	2,660,088	0.18	10,204,429	0.69	170,314,463	11.50	183,178,980	12.37	1,481,220,332
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	250,139,924

Total	11,939,020,617	6.83	1,779,318,999	1.02	1,305,041,445	0.75	2,909,370,121	1.66	5,993,730,565	3.43	174,836,396,112

November 30, 2003											(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable

Consumer loans	2,154,249,365	5.75	613,998,570	1.64	301,951,555	0.81	254,027,219	0.68	1,169,977,344	3.12	37,477,827,414
Wide loans	5,378,351,489	8.87	606,299,781	1.00	385,917,193	0.64	1,436,686,578	2.37	2,428,903,552	4.01	60,630,457,801
Small business owner loans	5,563,917,066	9.84	576,720,580	1.02	394,504,214	0.70	1,500,977,125	2.65	2,472,201,919	4.37	56,562,894,234
Business Timely loans	920,250,995	5.08	234,029,138	1.29	178,140,744	0.98	136,880,321	0.76	549,050,203	3.03	18,117,853,091
Secured loans	241,279,280	16.28	12,950,604	0.87	2,678,102	0.18	155,056,509	10.46	170,685,215	11.52	1,481,835,976
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	277,751,085

Total	14,258,048,195	8.17	2,043,998,673	1.17	1,263,191,808	0.72	3,483,627,752	2.00	6,790,818,233	3.89	174,548,619,601

December 31, 2003											(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable

Consumer loans	2,060,032,296	5.54	427,308,168	1.15	326,730,773	0.88	418,633,315	1.13	1,172,672,256	3.15	37,181,044,651
Wide loans	5,093,594,750	8.51	486,138,793	0.81	378,152,970	0.63	1,521,499,254	2.54	2,385,791,017	3.99	59,848,671,339
Small business owner loans	5,526,316,433	9.57	515,249,403	0.89	451,110,235	0.78	1,648,245,056	2.85	2,614,604,694	4.53	57,758,586,397
Business Timely loans	944,044,960	5.15	168,564,803	0.92	165,791,601	0.90	269,724,196	1.47	604,080,600	3.29	18,339,014,917
Secured loans	241,465,745	15.01	10,893,474	0.68	5,676,133	0.35	156,579,556	9.73	173,149,163	10.76	1,608,921,600
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	294,076,400

Total	13,865,454,184	7.92	1,608,154,641	0.92	1,327,461,712	0.76	4,014,681,377	2.29	6,950,297,730	3.97	175,030,315,304

* The figures in “Total” loans do not include “1 day or more overdue” loans.

* Bankrupt and delinquent loans receivable, expected loan charge-offs at the end of June and December are included in the total balance of loans receivable.

Newly contracted accounts and loan amounts by application channels

October 31, 2003									(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans

	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	12	5,100	0	0	26	91,700	23	16,690	0	0
Shinsei Business Finance Co., Ltd.	0	0	0	0	10	25,500	6	6,200	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*	21	5,900	0	0	22	80,700	92	65,310	1	5,000
Other	985	316,285	653	1,680,870	406	2,843,070	344	249,191	2	8,800

Total	1,018	327,285	653	1,680,870	464	3,040,970	465	337,391	3	13,800

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amounts in thousands of yen)
	Notes receivable		Total

	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	0	0	61	113,490
Shinsei Business Finance Co., Ltd.	0	0	16	31,700
Telemarketing (Shinsei Business Finance Co., Ltd.)*	0	0	136	156,910
Other	23	72,492	2,413	5,170,708

Total	23	72,492	2,626	5,472,808

November 30, 2003									(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans

	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	6	2,100	1	3,000	14	60,800	13	8,800	0	0
Shinsei Business Finance Co., Ltd.	0	0	0	0	26	159,000	5	9,000	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*	22	6,750	0	0	11	39,500	88	58,610	0	0
Other	842	279,907	484	1,208,426	331	1,552,200	275	191,830	5	40,700

Total	870	288,757	485	1,211,426	382	1,811,500	381	268,240	5	40,700

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amounts in thousands of yen)
	Notes receivable		Total

	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	0	0	34	74,700
Shinsei Business Finance Co., Ltd.	4	4,725	35	172,725
Telemarketing (Shinsei Business Finance Co., Ltd.)*	0	0	121	104,860
Other	11	47,626	1,948	3,320,689

Total	15	52,351	2,138	3,672,975

December 31, 2003									(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans

	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	19	6,600	0	0	18	62,500	32	25,300	1	2,000
Shinsei Business Finance Co., Ltd.	0	0	0	0	21	129,500	3	4,300	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*	25	7,700	0	0	20	87,800	84	63,500	0	0
usen Corp.	27	7,730	0	0	4	8,700	26	22,600	0	0
Other	969	343,902	557	1,413,290	521	4,312,520	357	299,120	6	175,000

Total	1,040	365,932	557	1,413,290	584	4,601,020	502	414,820	7	177,000

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amounts in thousands of yen)
	Notes receivable		Total

	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	0	0	70	96,400
Shinsei Business Finance Co., Ltd.	0	0	24	133,800
Telemarketing (Shinsei Business Finance Co., Ltd.)*	1	1,656	130	160,656
usen Corp.	0	0	57	39,030
Other	24	32,071	2,434	6,575,903

Total	25	33,727	2,715	7,005,789

* Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

Month-end number of accounts and loans receivable by application channels

October 31, 2003									(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans

	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable

Sanyo Club Co., Ltd.	230	83,648	3	4,923	404	1,045,785	231	234,682	0	0
Shinsei Business Finance Co., Ltd.	2	519	0	0	69	230,482	43	58,451	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	139	42,195	0	0	102	373,595	518	465,118	1	5,000
Other	95,274	37,492,569	36,235	61,240,909	23,982	54,693,943	14,646	17,138,209	279	1,476,220

Total	95,645	37,618,932	36,238	61,245,833	24,557	56,343,807	15,438	17,896,462	280	1,481,220

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amounts in thousands of yen)
	Notes receivable		Total

	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable

Sanyo Club Co., Ltd.	0	0	868	1,369,040
Shinsei Business Finance Co., Ltd.	0	0	114	289,453
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	0	0	760	885,909
Other	101	250,139	170,517	172,291,991

Total	101	250,139	172,259	174,836,396

November 30, 2003									(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans

	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable

Sanyo Club Co., Ltd.	234	85,605	4	7,883	409	1,075,351	239	246,434	0	0
Shinsei Business Finance Co., Ltd.	2	505	0	0	93	378,881	47	64,301	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	156	46,847	0	0	113	410,602	604	540,507	1	4,944
Other	94,676	37,344,869	36,126	60,622,574	24,056	54,698,058	14,747	17,266,609	274	1,476,891

Total	95,068	37,477,827	36,130	60,630,457	24,671	56,562,894	15,637	18,117,853	275	1,481,835

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amounts in thousands of yen)
	Notes receivable		Total

	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable

Sanyo Club Co., Ltd.	0	0	886	1,415,274
Shinsei Business Finance Co., Ltd.	4	4,725	146	448,413
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	0	0	874	1,002,901
Other	111	273,025	169,990	171,682,029

Total	115	277,751	171,896	174,548,619

December 31, 2003									(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans

	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable

Sanyo Club Co., Ltd.	248	90,049	4	7,804	416	1,087,328	270	272,997	1	2,000
Shinsei Business Finance Co., Ltd.	2	490	0	0	109	471,048	47	66,528	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	172	51,509	0	0	130	470,724	664	609,163	1	4,892
usen Corp.	49	14,925	1	2,590	18	45,395	70	59,125	0	0
Other	93,671	37,024,069	35,925	59,838,276	24,228	55,684,088	14,798	17,331,201	272	1,602,028

Total	94,142	37,181,044	35,930	59,848,671	24,901	57,758,586	15,849	18,339,014	274	1,608,921

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amounts in thousands of yen)
	Notes receivable		Total

	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable

Sanyo Club Co., Ltd.	0	0	939	1,460,180
Shinsei Business Finance Co., Ltd.	6	6,972	164	545,040
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	1	1,656	968	1,137,946
usen Corp.	0	0	138	122,037
Other	131	285,448	169,025	171,765,110

Total	138	294,076	171,234	175,030,315

*1 Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

*2 Bankrupt and delinquent loans receivable, expected loan charge-offs at the end of June and December are included in the total balance of loans receivable.

Month-end breakdown of borrowings and borrowing rates

Breakdown of borrowings by lender

					( amounts in millions of yen )
	December 31, 2003		March 31, 2003		December 31, 2002

	Amount	Ratio	Amount	Ratio	Amount	Ratio

Indirect	96,436	68.16%	104,920	68.85%	102,336	67.35%
Bank	69,076	48.82%	68,704	45.08%	73,352	48.28%
Life insurance companies	120	0.08%	200	0.13%	232	0.14%
Non-life insurance companies	2,456	1.74%	2,327	1.53%	2,137	1.41%
Nonbanks	24,783	17.52%	33,688	22.11%	26,615	17.52%
Direct	45,045	31.84%	47,474	31.15%	49,605	32.65%

Total	141,481	100.00%	152,394	100.00%	151,941	100.00%

Borrowings by maturity

					( amounts in millions of yen )
	December 31, 2003		March 31, 2003		December 31, 2002

	Amount	Ratio	Amount	Ratio	Amount	Ratio

Short-term loan	5,600	3.96%	5,500	3.61%	5,550	3.65%
Long-term loan	135,881	96.04%	146,894	96.39%	146,391	96.35%
Long-term loan within 1 year	62,985	44.52%	54,666	35.87%	53,565	35.25%
Long-term loan over 1 year	72,896	51.52%	92,228	60.52%	92,825	61.09%

Total	141,481	100.00%	152,394	100.00%	151,941	100.00%

Borrowing rates

			(%)
	December 31, 2003	March 31, 2003	December 31, 2002

Indirect	2.37	2.43	2.46
Bank	2.31	2.38	2.41
Life insurance companies	2.37	2.34	2.30
Non-life insurance companies	2.67	2.79	2.91
Nonbanks	2.51	2.51	2.54
Direct	2.19	2.31	2.26

Total	2.32	2.39	2.39